REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made and entered into as of January 12, 2014, by and among the members of Mills Pharmaceuticals, LLC, a Delaware limited liability company (the “Company”), as identified on the signature pages attached to this Agreement (each such party, an “Owner” and collectively, the “Owners”), and Galena Biopharma, Inc., a Delaware corporation (“Buyer”). The Owners and Buyer may be referred to individually as a “Party” and collectively as the “Parties. Capitalized terms used but not defined in this Agreement shall have the meanings provided in that certain Unit Purchase Agreement (the “Purchase Agreement”) by and among the Parties hereto and the Company and dated as of the date hereof.
WHEREAS, the Parties have entered into the Purchase Agreement, pursuant to which Buyer is acquiring from the Owners all of the issued and outstanding membership interests of the Company (the “Units”);
WHEREAS, in partial consideration for the Units acquired by Buyer under the Purchase Agreement, Buyer has agreed to issue shares of its Common Stock upon achievement of the First Milestone and upon achievement of the Second Milestone (collectively, the “Shares”); and
WHEREAS, Buyer has agreed to provide certain registration rights to the Owners with respect to any Shares issued under the Purchase Agreement.
NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and the Owners agree as follows:
1.Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:
“Commission” means the United States Securities and Exchange Commission.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Form” means a Form S-4 or Form S-8, pursuant to the Securities Act or any similar or successor form then in effect.
“Majority in Interest” means Owners holding a majority of the Registrable Securities.
“Register, registered and registration” means a registration effected by preparing and filing a registration statement on a form approved by the Commission other than an Excluded Form in compliance with the Securities Act and the declaration of effectiveness ordering the effectiveness of such registration statement.
“Registrable Securities” means the Shares and all shares of Common Stock issued or issuable in respect of the Shares by virtue of any stock split, stock dividend, recapitalization or similar event, excluding shares which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance

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with the registration statement covering them or (b) publicly sold pursuant to Rule 144 promulgated under the Securities Act.
“Registration Expenses” shall have the meaning set forth in Section 5.
“Securities Act” means the Securities Act of 1933, as amended.
“Staff” means the staff of the Commission’s Division of Corporation Finance.
“Violation” shall have the meaning set forth in Section 6(a).
2.    Registration.
(a)    Subject to the terms, conditions and limitations set forth herein, Buyer shall use commercially reasonable efforts to file with the Commission within 90 days following the date of this Agreement (the “Initial Filing Date”), and thereafter use its commercially reasonable efforts to cause to be declared effective no later than the earlier of (i) 180 days following the date of this Agreement and (ii) the date on which the First Milestone is achieved (such applicable date, the “Initial Effective Date”) a registration statement (the “Initial Registration Statement”) on an appropriate form under the Securities Act relating to the offer and sale of the maximum amount of Registrable Securities by the Owners thereof from time to time in accordance with the methods of distribution set forth in the Initial Registration Statement and Rule 415 under the Securities Act (hereinafter, the “Initial Resale Registration”). For purposes of this Section 2(a), to the extent that the Initial Filing Date or the Initial Effective Date falls on a weekend or other date that the Commission is closed, the Initial Filing Date or Effective Date shall be extended to the next day the Commission is open for business.
(b)    If any Registrable Securities are not covered by, or are not permitted by the Commission to be covered by, the Initial Registration Statement or if there is not otherwise then an effective registration statement under the Securities Act covering the resale of the Shares by the Owners, then subject to the terms, conditions and limitations set forth herein, Buyer shall use commercially reasonable efforts to file with the Commission within 21 days following the achievement of each of the First Milestone and Second Milestone (provided that Shares are issued to the Owners in connection with such Milestone Payments), respectively (the “Additional Filing Date”), and thereafter use its commercially reasonable efforts to cause to be declared effective a registration statement (an “Additional Registration Statement,” and together with the Initial Registration Statement, a “Registration Statement”) no later than the earlier of (i) 60 days following the achievement of such applicable milestone and (ii) 3 business days after the Staff tells Buyer the Staff is not, or is done, reviewing the Additional Registration Statement (such applicable date, the “Additional Effective Date”), on an appropriate form under the Securities Act relating to the offer and sale from time to time by the Owners of the Registrable Securities issued in connection with such milestone achievement in accordance with the methods of distribution set forth in the Additional Registration Statement and Rule 415 under the Securities Act (hereinafter, the “Additional Resale Registration” and together with the Initial Resale Registration, a “Resale

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Registration”). For purposes of this Section 2(b), to the extent that the Additional Filing Date or the Additional Effective Date falls on a weekend or other date that the Commission is closed, the Initial Filing Date or Additional Effective Date shall be extended to the next day the Commission is open for business.
(c)    If (i) Buyer fails to file a Registration Statement with the Commission on or before the Initial Filing Date or Additional Filing Date, as applicable, (ii) an Additional Registration Statement is not declared effective by the Commission by the applicable Additional Effective Date, (iii) the Owners cannot sell their Registrable Securities under a Registration Statement because the Commission has issued a stop order or taken similar action with respect to such Registration Statement, or (iv) an event described in Section 3(g) hereof occurs and remains uncured for more than five business days (each, an “Event”), then on the date such Event occurs (an “Event Date”) and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, Buyer shall pay to each Owner an amount in cash, as liquidated damages and not as a penalty, equal to 1.0% of the aggregate value of the Registrable Securities (based on the Average Closing Price of the Shares when issued) required to be covered by the applicable Registration Statement (the “Subject Shares”). Notwithstanding anything to the contrary contained herein, (A) no liquidated damages shall be payable by Buyer in connection with any Event to the extent the applicable Subject Shares may be resold pursuant to Rule 144 during the Event period, and (B) the maximum payment to an Owner associated with all Events with respect to a Registration Statement in the aggregate shall not exceed 6% of the aggregate value of the Subject Shares as determined in accordance with the Purchase Agreement.
3.    Registration Procedures
If and whenever Buyer is required by the provisions hereof to effect the registration of any Registrable Securities under the Securities Act as provided herein, Buyer shall, as expeditiously as possible:
(a)    prepare and file with the Commission a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective within the time described in Section 2 hereof and remain effective until the earlier of (i) the sale of all Registrable Securities covered thereby and (ii) the date upon which the Owners may sell the Registrable Securities pursuant to Rule 144 promulgated under the Securities Act (the “Registration Period”);
(b)    register the resale of the Registrable Securities on Commission Form S-3 (“Form S-3”) or, if Buyer is not eligible to register the resale of the Registrable Securities on Form S-3, then on such other form of registration statement as is available to effect registration of the resale of the Registrable Securities;
(c)    ensure that any registration statement filed with respect to the Registrable Securities (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material

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fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, provided that the Owners acknowledge and agree that Buyer will rely on each Owner with respect to information relating to such Owner that has been provided by such Owner to Buyer;
(d)    prepare and file with the Commission such amendments (including post-effective amendments) and supplements to any registration statement referred to in Section 3(a) hereof and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified by Section 3(a) hereof and to comply with the provisions of the Securities Act with respect to the sale of all Registrable Securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Holders in such registration statement;
(e)    submit to the Commission, within one (1) business day after Buyer learns that no review of a Registration Statement will be made by Staff or that the Staff has no further comments on any such previously filed Registration Statement, as the case may be, a request for acceleration of effectiveness of the Registration Statement to a time and date not later than the second business day following the submission of such request;
(f)    upon request from any Owner, furnish (including in an electronic form or in written form if requested by an Owner) to such Owner (i) promptly after the same is prepared and filed with the Commission, at least one copy of each Registration Statement and any amendment(s) thereto, including all financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, and (ii) upon effectiveness of any such registration statement, at least one copy of the prospectus included in such registration statement and all amendments and supplements thereto (or such other number of copies as such Owner may reasonably request), and (iii) such other documents as such Owner may reasonably request, each as reasonably required by such Owner in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement;
(g)    as promptly as practicable after becoming aware of such event at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, (i) notify the Owners of Buyer’s becoming aware that the prospectus included in the related Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, (ii) prepare a supplement or amendment to such registration statement and corresponding prospectus as required to correct such untrue statement or omission, and (iii) prepare and furnish to each Owner a reasonable number of copies (including in an electronic form or in written form if requested by an Owner) of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

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(h)    notify each Owner, at any time when a prospectus relating thereto is required to be delivered under the Securities Act: (i) when the Registration Statement or any post-effective amendment and supplement thereto has become effective; (ii) of the issuance by the Commission of any stop order or the initiation of proceedings for that purpose (in which event Buyer shall make every effort to obtain the withdrawal of any order suspending effectiveness of the Registration Statement at the earliest possible time or prevent the entry thereof); and (iii) of the receipt by Buyer of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose;
(i)    otherwise use its best efforts to comply with all applicable rules and regulations of the Commission;
(j)    use commercially reasonable efforts to prevent the issuance of any stop order or any other suspension of effectiveness or any Registration Statement and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Owners (and, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose;
(k)    use its best efforts to cause all such Registrable Securities registered hereunder to be listed on the Nasdaq Capital Market, or such other stock exchange or over-the-counter electronic market system on which the Common Stock is then principally listed or eligible for trading or quotation; and
(l)    promptly after any registration statement is ordered effective by the Commission, notify Buyer’s transfer agent that a registration statement covering the Registrable Securities has been declared effective by the Commission and instruct Buyer’s transfer agent to remove the restrictive legend on the stock certificates evidencing any Registrable Securities that have been sold pursuant to a Registration Statement and provide, with the cooperation of the Owners, any required legal opinions at Buyer’s sole expense.
4.    Furnish Information. It shall be a condition precedent to the obligation of Buyer to take any action pursuant to Sections 2 and 3 with respect to the Registrable Securities that the Owners shall furnish to Buyer such information regarding the Owners, the Registrable Securities, and the intended method of disposition of such securities as shall be reasonably required by Buyer to effect the registration of the Registrable Securities.
5.    Registration Expenses. Buyer shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to registrations pursuant to this Agreement, including (without limitation) all registration, filing, and qualification fees, printer and accounting fees relating or apportionable thereto (the “Registration Expenses”), but excluding underwriting discounts and commissions relating to Registrable Securities and excluding any professional fees or costs of accounting, financial or legal advisors to the Owners other than the reasonable fees not to exceed an aggregate of $5,000 of a single legal advisor of the

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Owners to review the Registration Statement(s), any Commission correspondence, and related amendments, supplements or other Commission or Nasdaq filings.
6.    Indemnification. In the event that any Registrable Securities are included in a registration statement under Section 2:
(a)    To the extent permitted by law, Buyer will indemnify and hold harmless each Owner, any underwriter (as defined in the Securities Act) for the Owners and each person, if any, who controls any Owner or such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, liabilities or expenses (joint or several) which arise out of any failure by Buyer to perform its obligations under this Agreement or to fulfill any covenant or undertaking included in any Registration Statement to which any of them may become subject under the Securities Act, the Exchange Act or any other federal or state law, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any exhibits, amendments or supplements thereto and all documents filed as a part thereof and information deemed to be a part thereof; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) any violation or alleged violation by Buyer of the Securities Act, the Exchange Act, any other federal or state law or any rule or regulation promulgated under the Securities Act or the Exchange Act in connection with the offering covered by such Registration Statement, and Buyer will pay to the Owner, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense (or action in respect thereto) if such settlement is effected without the consent of Buyer, which consent shall not be unreasonably withheld or delayed and that Buyer shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it (A) arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Owners, underwriter or controlling person or (B) is directly caused by an Owner’s, underwriter’s or controlling person’s failure to deliver a copy of the registration statement or prospectus, or any amendments or supplements thereto, after Buyer has furnished such Owner, underwriter or controlling person with a sufficient number of copies of the same.
(b)    To the extent permitted by law, each Owner will indemnify and hold harmless, severally and not jointly, Buyer, each of its directors, each of its officers, each person, if any, who controls Buyer within the meaning of the Securities Act, any underwriter, any other holder selling securities in such Registration Statement and any controlling person of any such underwriter or other holder, against any losses, claims, damages, or liabilities (joint or

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several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages liabilities or expenses (or actions in respect thereto) arise out of or are based upon any Violation by an Owner, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Owner expressly for use in connection with such registration; and such Owner will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 6(b), in connection with investigating or defending any such loss, claim, damage, liability, or expense (or action in respect thereto); provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense (or action in respect thereto) if such settlement is effected without the consent of such Owner, which consent shall not be unreasonably withheld or delayed; provided, further, that, in no event shall such Owner be liable for any indemnification obligation under this Section 6(b) in excess of the aggregate amount of net proceeds received by such Owner from the sale of its Registrable Securities pursuant to the applicable Registration Statement.
(c)    Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel selected by the indemnifying party and approved by the indemnified party (whose approval shall not be unreasonably withheld or delayed); provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6, expect to the extent that the indemnifying party has been materially prejudiced.
(d)    If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense (or action in respect thereto) referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense (or action in respect thereto) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, liability, claim, damage or expense (or action in respect thereto) as well as any other relevant

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equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.
(e)    The indemnity and contribution provisions contained in this Section 6 shall remain operative and in full force regardless of (i) the termination of this Agreement and (ii) the sale of Registrable Securities pursuant to any registration statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
7.    Rule 144 Reporting. With a view to making available to the Owners the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit the Owners to sell securities of Buyer to the public without registration or pursuant to a registration statement, Buyer agrees to:
(a)    make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;
(b)    file with the Commission in a timely manner all reports and other documents required of Buyer under the Securities Act and the Exchange Act; and
(c)    furnish to each Owner, so long as such Owner owns any Registrable Securities, forthwith upon request (i) a written statement by Buyer as to its compliance with the reporting requirements the Exchange Act, (ii) a copy of the most recent annual or quarterly report of Buyer and such other reports and documents so filed by Buyer with the Commission, (iii) a legal opinion with respect to resale under Rule 144, if required by the Buyer or its transfer agent, and (iv) such other information as may be reasonably requested in availing the Owner of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form; provided, however, that Buyer shall have no obligation to furnish any report or other document filed with the Commission via the Commission’s EDGAR system.
8.    Permitted Transferees. Except to the extent the Purchase Agreement permits an Owner to transfer its right to receive Shares, the rights of the Owners with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer by and Owner in contravention of the terms of this Agreement shall cause all rights of such Owner therein to be forfeited.
9.    Termination of Registration Rights. Buyer’s obligation to file or obtain and maintain the effectiveness of any Registration Statement shall terminate as to any Registrable Securities to the extent such Registrable Securities held by a given Owner may immediately be sold under Rule

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144 (or any successor rule thereto) of the Securities Act, but shall continue with respect to all other Registrable Securities that may not be immediately sold under Rule 144. Further, this Agreement shall automatically terminate upon the effective time of a merger, consolidation, tender offer or other similar business combination transaction pursuant to which all of the outstanding shares of Buyer Common Stock are purchased or otherwise acquired by a third party pursuant to such merger, consolidation, tender offer or other business combination transaction.
10.    Miscellaneous
(a)    This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by any other Person. Buyer may not assign its rights or obligations hereunder without the prior written consent of a Majority in Interest. Owner may assign its rights and obligations in the manner permitted hereunder.
(b)    All notices, requests and other communications under this Agreement shall be in writing, and shall be sufficiently given if delivered to the addressees in person or by recognized overnight courier, mailed by certified or registered mail, return receipt requested, or by facsimile or e-mail delivery followed by a copy sent by recognized overnight delivery, as follows:

If to Buyer:	Galena Biopharma, Inc.
4640 SW Macadam, Ste. 270
Portland, OR 97239
Facsimile: (855) 883-7422
Attn: President & CEO
Email: mahn@galenabiopharma.com

With a copy to:	Fredrikson & Byron, P.A.
200 South Sixth Street
Suite 4000
Minneapolis, Minnesota 55402
Attn: Christopher J. Melsha, Esq.

If to the Owners:	To the address set forth with each Owner’s name on the signature pages attached hereto.

With a copy to:	Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607
Attn: Thomas A. Allen, Esq
The parties may designate such other addresses in writing hereafter in the same manner as notice is to be given under this Section 10(b).

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(c)    This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.
(d)    THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.
(e)    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
(f)    If any provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement, and the parties shall negotiate in good faith to modify this Agreement and to preserve each party’s anticipated benefits under this Agreement.
(g)    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
(h)    This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of Buyer and a Majority in Interest.
(i)    The failure of any party hereto to exercise any right or remedy under this Agreement or otherwise, or delay by any party hereto in exercising such right or remedy, shall not operate as a waiver thereof.
(j)    Each party agrees to execute such other documents, instruments, agreements and consents, and take such other actions as may be reasonable requested by the other parties hereto to effectuate the purposes of this Agreement.
(k)    This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the undersigned has executed this Registration Rights Agreement as of the date first written above.
Buyer:

GALENA BIOPHARMA, INC.

By: /s/ Mark J. Ahn
Name:    Mark J. Ahn, Ph.D.
Title:

Owners:

/s/ Peter Barber
Name:    Peter H. Barber
Address:

/s/ Daniel DiPietro
Name:    Daniel DiPietro
Address:

/s/ John Liatos
Name:    John Liatos
Address:

/s/ Matthew G. Wyckoff
Name:    Matthew G. Wyckoff, M.D.
Address:

/s/ Paul Glidden
Name:    Paul Glidden
Address:

26951067        Registration Rights Agreement
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